Oppenheimer Rochester Massachusetts Municipal Fund
N-SAR Exhibit – Item 77D

Effective as of February 26, 2013, Oppenheimer Rochester Massachusetts Municipal Fund (the “Registrant”) changed from a non-diversified to a diversified fund, as described in the Supplement dated February 28, 2013 to the Summary Prospectus dated July 27, 2012 (SEC Accession No. 0000728889-13-000375), and the Supplement dated February 28, 2013 to the Prospectus and Statement of Additional Information dated July 27, 2012 (SEC Accession No. 0000728889-13-000374), which are hereby incorporated by reference in response to Item 77D of the Registrant’s Form N-SAR.